Option No. ________                                    Option to Purchase
                                                        ______ shares


                            STOCK OPTION AGREEMENT


     THIS AGREEMENT made as of the ________ day of ______________________, 199_____, between Ion Laser Technology, Inc., a
Utah corporation (the "Company") and _____________________________ (the
"Employee"),

                             W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company has approved the issuance of stock options to employees for the purpose of encouraging employees to improve the Company's productivity and financial strength, thereby increasing the value of the Company; and

     WHEREAS, the Board of Directors of the Company has determined to grant to the Employee the Option herein provided for;

     NOW, THEREFORE, in consideration of the mutual promises contained herein:


      1. Grant of the Option. The Company hereby grants to Employee, and Employee hereby accepts from the Company, the right and option to purchase _____ shares (the "Optioned Shares") of its Common Stock ($0.001 par value) (the "Stock") at a price of $___________ per share, being an amount not less than the fair market value of the Stock on the date hereof, in accordance with the terms and conditions contained herein.

      2. Option Term. The term of the Option hereby granted shall be for a period of ten years and 1 month from the date of this Agreement, or ___________ months from the date the Option becomes exercisable, whichever time period shall terminate first, subject to earlier termination as herein provided.

      3.  Exercise of Option.

      a. Vesting Schedule. Employee's right to exercise the options granted hereunder shall be subject to the following vesting schedule:

     Options to purchase__________ shares of the total number granted shall be exercisable beginning April 26, 1996;

     Options to purchase___________shares of the total number granted shall be exercisable beginning April 26, 1997;

     Options to purchase___________shares of the total number granted shall be exercisable beginning April 26, 1998;

     Options to purchase___________shares of the total number granted shall be exercisable beginning April 26, 1999;

     Options to purchase___________shares of the total number granted shall be exercisable beginning April 26, 2000.

To the extent Employee does not in any year purchase all or any portion of the shares Employee is entitled to purchase, Employee has the cumulative right thereafter to purchase any shares not so purchased, and such right shall continue until the Option terminates. When the Option terminates for any reason, no additional shares may be purchased under this Option.

      b. Notice of Exercise and Payment. The Employee, from time to time during the option period, may purchase shares of Stock to the extent the Option hereby granted is then exercisable, in whole or in part, by (i) delivering to the Company a written notice duly signed by the Employee stating the number of shares that the Employee has elected to purchase at that time, and (ii) paying or causing to be paid the full purchase price of the shares then to be purchased in the form of cash, check, previously acquired shares of Stock of the Company (providing such use does not violate federal or state securities laws), or any combination thereof. Shares of Stock tendered as full or partial payment upon the exercise of an Option shall be accepted in lieu of cash or check in an amount equivalent to the full fair market value of such shares on the date of such exercise. No shares shall be issued until full payment therefore has been made and the Employee shall have none of the rights of a shareholder in respect of such shares until they are issued to him.

      c. Partial Exercise. If the Employee shall not, at any particular time of exercise, purchase all of the shares which he is entitled to purchase at such time, the right to purchase any shares not then purchased shall continue until the expiration or sooner termination of the Option granted hereby. This Option shall be exercisable only in respect of whole shares, and fractional share interests shall be disregarded except that they may be carried forward in accordance with the next preceding sentence and accumulated with other fractional interests. Not less than $250 worth of shares may be purchased at one time unless a lesser amount is the total amount at the time available for purchase under the Option, in which case the total Option may be purchased.

      4. Continuation of Employment. In the event that the Employee is terminated following the grant of this Option and such termination is for cause on the part of the Employee, this Option, to the extent not theretofore exercised, shall forthwith terminate. For purposes of the preceding sentence, the term "cause" shall mean proven or admitted theft, embezzlement, misappropriation of moneys, or similar dishonesty which constitutes a violation of the criminal statutes of the State of Utah, the United States, or any other jurisdiction in which such acts of dishonesty may occur. Nothing contained in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or of any parent or subsidiary corporation of the Company, or interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company to establish his rate of compensation at any time, but nothing contained herein shall affect any other contractual rights existing between the Employee and the Company.

      5. Nontransferability. The Option hereby granted shall not be transferable by the Employee other than by will or the laws of descent and distribution, and shall be exercisable during the Employee's lifetime only by him.

      6. Termination of Employment. If the Employee ceases to be employed by the Company or any parent or subsidiary of the Company for any reason other than his death, this Option shall, subject to earlier lapse, expiration, or termination pursuant to Sections 2 or 4 of this Agreement, expire three months thereafter, and during such period after Employee ceases to be an employee, this Option shall be exercisable only as to those shares as to which the Option was exercisable as of the date of such cessation of employment. Employee specifically agrees to hold the Company harmless of any damages perceived to have occurred to Employee by virtue of the provisions of this paragraph, regardless of the circumstances whatsoever surrounding the termination of Employee's employment. In the event that the Employee's termination is the result of a disability as defined in Section 105(d)(4) of the Internal Revenue Code of 1954, as amended, the three-month period of the foregoing sentence shall be one year.

      7. Death of Employee. If the Employee dies while he is employed by the Company or any parent or subsidiary of the Company, or during the three-month or one-year (as the case may be) period referred to in Section 6 of this Agreement, the Option granted hereby shall, subject to the earlier lapse, expiration, or termination pursuant to Sections 2 or 4 of this Agreement, expire one year after the date of such death, in which case the Option may be exercised pursuant to the provisions herein by the person or persons to whom the Employee's rights under the Options shall pass by his will or by the applicable laws of descent and distribution.

      8. Adjustments Upon Changes in Capitalization. If the outstanding shares of stock of the Company are increased, decreased, or changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock splitup, stock dividend, stock consolidation, or other similar event, an appropriate and proportionate adjustment shall be made in the number and kind of shares or securities as to which the Option granted hereby, or portion thereof remaining unexercised, may be exercised. Any such adjustment, however, shall be made without changing the total price applicable to the unexercised portion of the Option but by adjusting the price for each share or security covered by the Option.

     Upon the dissolution and liquidation of the Company or upon a reorganization, merger, or consolidation and/or acquisition of the Company or any other form of business combination requiring shareholder approval involving the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation, the Option granted hereby shall terminate, except if the Option is then exercisable, it shall remain exercisable pursuant to the terms hereof.

     Adjustments under this Section shall be made by the Board of Directors of the Company or the Committee, whose determination shall be final, binding, and conclusive. No fractional shares of stock shall be issued on account of any such adjustment.

      9. Purchase for Investment. As a condition to the exercise in whole or in part of the Option hereby granted, each written notice of election shall include a representation and warranty in writing to the Company that the Stock purchased is being acquired for investment and not with a view to the distribution or resale thereof, unless, at the time the Option is exercised, in whole or in part, there is in effect under the Securities Act of 1933 a Registration Statement relating to the stock issuable upon exercise of this Option and available for delivery to the Employee a prospectus meeting the requirements of
Section 10(a)(3) of said Act. No Stock shall be purchased upon the exercise of the Option granted hereby unless and until any then applicable requirements of the United States Securities and Exchange Commission, the state(s) having jurisdiction, (and other regulatory agencies having jurisdiction) and of any exchanges upon which stock of the Company may be listed or regulatory bodies governing trading over the counter shall have been fully complied with.

      10. Transfer Taxes. The Company shall at all times during the term of the Option hereby granted reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

      11. Notices. Any notice to be given by the Employee hereunder shall be sent to the Company at its offices at 3828 South Main, Salt Lake City, Utah 84115. Any notice from the Company to the Employee shall be sent to the Employee at_____________________________________
______________________, or his then current place of employment within the Company. Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms hereof.

      12. Fair Market Value of Stock. For purposes of this Agreement, the fair market value of Stock on any particular date shall be (i) the closing bid price for the Stock as quoted on the NASDAQ quotation service of the National Association of Securities Dealers, Inc., or (ii) the closing sales price for the Stock as quoted on any national securities exchange, for the immediately preceding day for which such quotations were made, or if price information for the Stock is not quoted on the NASDAQ quotation service or on a national securities exchange, the fair market value of the Stock shall be as determined in good faith in accordance with regulations of the United States Secretary of the Treasury relating to the valuation of stock subject to incentive stock options.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

ION LASER TECHNOLOGY, INC.              EMPLOYEE



By:___________________________          _____________________________________

Title: ______________________________   Printed Name:________________________